Registrant - Pioneer Money Market Trust
File No. - 811-05099
Form - N-CSR/A
Original Filing Date - 8/28/14
Amended Filing Date - 9/4/14
Explanation -

The Registrant amended the Form
N-CSR for the period ended June
30, 2014 to correct the
Registrant's name at the end of
the N-CSR under the signature
section.